Exhibit 10.7

Dated the 30th day of October 2009

MUTUAL PROPERTY MANAGEMENT COMPANY LIMITED as agent for The Chung Shun Land Investment Company Limited

And

ARTIFICIAL LIFE ASIA LIMITED

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TENANCY AGREEMENT

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ROBERTSONS

Solicitors & Notaries

57th Floor, The Center

No.99 Queen’s Road Central

Hong Kong

Parties

BETWEEN the party named and described as the Landlord in Part 1 of the First Schedule (hereinafter called “the Landlord”) of the one part and the party or parties named and described as the Tenant in Part 2 of the First Schedule (hereinafter called “the Tenant”) of the other part.

WHEREBY IT IS MUTUALLY AGREED as follows :-
Agreement to rent the Premises

1.

The Landlord shall let and the Tenant shall take ALL THOSE premises set out in Part 3 of the First Schedule (hereinafter called “the said Premises”)   TOGETHER WITH the use in common with the Landlord and all others having the like right and subject to the right of the Landlord, its managing agents or the manager of the said building (hereinafter defined) to restrict such use to use go pass and repass up down over and upon the common parts including inter alia entrances, staircases, passages and lavatories (if any) in the building (of which the said premises form part) more particularly described in Part 3 of the First Schedule (hereinafter called “the said building”) in so far as the same is necessary for the proper use and enjoyment of the said premises AND TOGETHER with the use in common as aforesaid of the lifts (if any are installed in the said building and during such hours as the same shall be operating) EXCEPTING AND RESERVING to the Landlord and all persons authorized by the Landlord the free and uninterrupted passage of water and soil through the water pipes and drains and of electricity through the electric wires and meters which now are or may at any time hereafter be in or passing through the said premises with power for the Landlord and the Landlord’s agents at all reasonable times to enter the said premises for the purpose of inspecting repairing cleansing replacing or altering the said pipes drains wires and meters the Landlord making good all damages done to the said premises in exercising such power for the term particularized in Part 4 of the First Schedule (hereinafter called “the said term”) YIELDING AND PAYING therefore during the said term the clear calendar monthly rent (hereinafter called “the said rent”) as set out in Part 5(i) of the First Schedule which sum shall be payable exclusive of rates management fees air-conditioning charges and other outgoings in advance in each and every calendar month without any deduction or right to set off (whether legal or equitable) and the first of such payments to be made on the signing of this Agreement and all subsequent payments to be made on the 1st day of each and every succeeding calendar month and when the term of tenancy does not commence on the 1st day of the month, the Landlord may at any time during the said term require the Tenant to pay rent for a particular month on a pro-rata basis, namely, from the commencement day to the end of the month, and thereafter the Tenant shall pay rent for each calendar month (including the last month of the said term also on a pro-rata basis) on the 1st day of each such calendar month subject to and with the benefit of the Deed of Mutual Covenant and Management Agreement (hereinafter called “the Deed of Mutual Covenant") (if any) of the said building and the rules regulations and directions made by the manager for the time being of the said building.

Agreement by Tenant To pay rent

2.

The Tenant to the intent that the obligations may continue throughout the said term hereby agrees with Landlord as follows :-

(a)

To pay unto the Landlord the said rent and other charges at the time and in the manner aforesaid.

To pay Maintenance and Management Charges

(b)

To pay or discharge all Maintenance and Management Charges currently at HK$9,660.00 per month and Air-Conditioning Charges currently at HK$12,180.00 per month in respect of the said Premises or as provided in accordance with the provisions of the Deed of Mutual Covenants and Management Agreement (if any) of  the said Building. The Maintenance and Management Charges and Air-Conditioning Charges shall be subject to increase by the Landlord during the continuance of the term hereby created on giving one month’s notice in writing of any increase to the Tenant. Upon the expiration of the said period of one month the Maintenance and Management Charges shall be increased by the amount specified in the Landlord’s notice. There shall be no restriction on the number of occasion upon which the Landlord may call for an increase of such Maintenance and Management Charges and Air-Conditioning Charges.

To pay rates

(c)

To pay rates charged on the said Premises as assessed by the Government quarterly in advance within the months of January, April, July and October provided that the first payment thereof shall be paid on the  commencement of the tenancy and in the event of the said premises not having been assessed to rates by the Government to pay such sum as shall be required by the Landlord as a deposit by way of security for the due  payment  of rates subject to adjustment on actual rating assessment being received from the Government and also to pay and discharge all taxes assessments duties charges impositions and outgoings whatsoever now or hereafter to be imposed or charged on the said premises or upon the owner or occupier in respect thereof by the

Government of Hong Kong other lawful authority (Government Rent, Property Tax and expenses of a capital and non-recurring nature alone excepted).
To pay electricity charges

(d)

To pay and discharge all charges for electricity and telephone rental and other outgoings now or at any time hereafter consumed by the Tenant and chargeable in respect of the said Premises and to make all necessary deposits therefore (if any).

To keep interior etc. in repair

(e)

To keep the interior of the said Premises including the flooring and interior plaster or other finishing material or rendering to walls, floors and ceilings and the Landlord's fixtures therein including all doors, windows, electrical installations and wiring and fire fighting installation in good, clean tenantable, substantial and proper repair and condition and properly preserved and painted as may be appropriate when from time to time required and to so maintain the same at the expense of the Tenant. The Tenant shall in the last year of the said term paint and decorate in a proper and workmanlike manner all parts of the said premises usually painted and decorated and all such internal parts of the said premises that have been or ought properly to be so treated and deliver up the same to the Landlord at the expiration or sooner determination of the term in like condition replacing and reinstating any part of the said premises damaged or destroyed by or through or in consequence directly or indirectly of any negligent act or omission of the Tenant may be released by the Landlord if the Landlord shall be satisfied with the condition of the said premises in the last year of the said term. The Tenant particularly agrees:-

To repair and replace electrical wirings within the said Premises

(i)

To repair or replace, if so required by the appropriate supply company, statutory undertaking or authority as the case may be under the terms of any Electricity Supply or similar Ordinance for the time being in force or any Orders in Council or Regulations made thereunder, all electrical wiring installations and fittings within the said Premises from the Tenant's meter or meters to and within the same.

To keep sanitary and water apparatus used exclusively in good repair

(ii)

To keep the sanitary and water apparatus used exclusively by the Tenant and his servants, agents and licensees in good, clean and tenantable repair and condition to the satisfaction of the Landlord and in accordance with the Regulations or by-laws of all Public Health and other Government Authorities concerned and repair or replace any drains pipes or sanitary or plumbing apparatus if required by the Landlord or any government authority.

To be responsible for loss or damage caused by interior defects

To be responsible for maintenance of windows

To be responsible for maintenance of shop front plate glass

Installation of

additional air-conditioners

(iii)

To be wholly responsible for any loss, damage or injury caused to any other person whomsoever directly or indirectly through the defective or damaged condition of any part of the interior of the said Premises and to make good the same by payment or otherwise and to indemnify the Landlord against all actions, proceedings, claims and demands made upon the Landlord in respect of any such loss, damage or injury and all costs and expenses incidental thereto.

(iv)

to reimburse to the Landlord the cost of replacing all broken and damaged windows whether the same be broken or damaged by the negligence of the Tenant or any of its servants, agents or licensees or by circumstances beyond the control of the Tenant.

(v)

to reimburse to the Landlord the cost of repairing or replacing the shop front plate glass or any part thereof in the event of the same being broken or damaged by the Tenant or by any servant, agent or licensee of the Tenant.

(vi)

upon prior consent of the Landlord is given, to install additional air-conditioning units at such places and in such positions of the said Premises as shall be approved by the Landlord and not to cut the window or bar or projecting out of the said Premises and to make good all damage done to all windows, doors and window panes and to replace or reinstate the same in strict accordance with any direction which shall or may be given by the Landlord and to be responsible for their maintenance and repair at the expenses of the Tenant.

To permit Landlord to enter and view the state of repair and to carry out necessary repairs

(f)

To permit the Landlord and all persons authorised by him at all reasonable times to enter and view the state of repair of the said Premises, to take inventories of the fixtures therein, to carry out any works or repairs which may be required to be done and, during the last three months of the said term, to show the said Premises to prospective tenants or purchasers.

To permit Landlord to repair other premises

(g)

To permit the Landlord and all persons authorised by him at all reasonable times to enter and carry out any works or repairs in respect of other premises in the said building  PROVIDED  that in this connection the Landlord shall be responsible to make good all damage done to the said Premises.

To execute repairs on receipt of notice

(h)

On receipt of any notice from the Landlord or his authorised representatives specifying any works or repairs which they require to be done and which are the responsibility of the Tenant hereunder, forthwith to put in hand and execute the same with all possible dispatch and without any delay.

Not to erect install or alter fixtures etc without Landlord's consent

(i)

Not without the previous written consent of the Landlord to erect, install or alter any fixtures partitioning or other partitioning erection or installation in the said Premises or shop front or any part thereof.

Not to cut or maim or deface any doors, walls, beams or any structural part of the Premises

(j)

Not to cut, maim, injure, drill into, mark or deface or permit or suffer to be cut, maimed, injured, drilled into, marked or defaced any doors, windows, walls, beams, structural members or any part of the fabric of the said Premises nor any of the plumbing or sanitary apparatus or installations included therein.

Not to remove any fixtures, erections on any part of the Premises

(k)

Not without the previous written consent of the Landlord to put up or remove any fixtures partitions or other erections on any part of the said Premises without the like consent and to reinstate or restore the said Premises to their original condition at the expiration or sooner determination of the said term of tenancy.

Not to install any plant apparatus or machinery without consent

(l)

Not to install or use in the said Premises any plant, apparatus or machinery which consumes electricity without the prior consent of the Landlord.  In the event of such installation or use being approved the Tenant shall pay the charges for all electricity thereby consumed.

Not to erect aerial	(m) Not to erect any aerial on the roof or walls of the said building nor the ceiling or walls of the said Premises.
Not to deliver bulky items	(n) Not to take delivery of furniture or fixtures or bulky items of goods in and out of the building without the permission of the Landlord.
Not to prepare food	(o) Not to prepare or permit to be prepared any food or to allow delivery of food from the said Premises.
Not to keep pressurized items	(p) Not to permit to be brought into the said Premises any gas whether bottled or in pressurized containers or otherwise for any purpose whatsoever.
Not to display sign etc.

(q)

Not without the prior written consent of the Landlord to affix erect attach or display or permit or suffer so to be upon any part of the exterior of the said Premises or to or through any windows thereof any placard, poster, decoration, flag, notice, advertisement, signboard, sign, name or other device whatsoever whether illuminated or not PROVIDED that the Landlord shall have the right to remove at the cost and expense of the Tenant any signboard or other things which shall have been affixed displayed or exhibited as aforesaid without the prior consent of the Landlord AND PROVIDED FURTHER that which said cost and expenses shall be recoverable by the Landlord from the Tenant as a debt.

Not to drive nails etc. into ceilings, walls or floors

(r)

Not to drive or insert or permit or suffer to be driven or inserted any nails, screws, hooks brackets or similar articles into the ceilings, walls or floors of the said Premises without the previous written consent of the Landlord, nor without the like consent to lay or use any floor covering which may damage the existing flooring.

Usage of the said Premises

(s)

Not to use the said Premises for any purpose other than for the purpose and under the name as described and set out in the Third Schedule hereto.  For the avoidance of doubt, not to use the said Premises for any of the following purposes, namely : domestic premises, factory or industrial premises, undertakers or business or activities in connection therewith, dance hall, club, billiard saloon, massage establishment as defined in Miscellaneous Licences Ordinance, automatic machines establishment as defined in the Miscellaneous Licences Ordinance, premises licenced under the Gambling Ordinance for playing therein or games in which mahjong or Tin Kau tiles are used, offensive trades as in the Public Health and Urban Services Ordinance, top-less bar or any business the operation of which may directly or indirectly involve the provision of female companionship to the customers thereof.  Not to operate around-the-clock business and use the said Premises for any kinds of school including training center, teaching institute and tutorial workshop without Landlord’s prior consent. No over night work is allowed unless prior consent is obtained from the Landlord.

Not to use the said Premises as sleeping quarters or domestic premises

(t)

Not to use or permit to suffer the said Premises or any part thereof to be used as sleeping quarters or as domestic premises within the meaning of the Landlord and Tenant (Consolidation) Ordinance or similar legislation for the time being in force.

Not to produce noise audible outside

(u)

Not to produce or permit or suffer to be produced any noise (including sound produced by broadcasting or any apparatus or equipment capable of producing, reproducing, receiving or recording sound) so as to cause a nuisance to other users of the Building, and where music is to be regularly played, to install at the Tenant's cost or expense and to the satisfaction of the Landlord adequate sound proofing or insulation devices in the said Premises.

Not to permit any nuisance or annoyance

(v)

Not to do or permit or suffer to be done any act or thing which may be or become a nuisance or annoyance to the Landlord or to the tenant or occupiers of other premises in the said building or in any adjoining or neighboring building.

Not to breach Government Lease or cause insurance policies to be voided or premium to be increased

(w)

Not to do or permit or suffer to be done any act, deed, matter or thing whatsoever which amounts to a breach of any of the terms and conditions under which the land on which the said building stands is held from the Government or whereby any insurance on the Building against loss or damage by fire and/or claims by third parties for the time being in force may be rendered void or voidable or whereby the premium thereon may be increased Provided that if as the result of any act, deed, matter or thing done permitted or suffered by the Tenant, the premium on any such policy of insurance shall be increased, the Landlord shall be entitled at his option either to terminate this Agreement or to continue the same upon payment by the Tenant of the additional premium and upon such other terms and conditions as the Landlord may, at his discretion, think fit to impose.

Not to keep items of combustible or hazardous goods on the said Premises

(x)

Not to keep or store or permit or suffer to be kept or stored in the said Premises any arms, ammunition, gun-powder, saltpetre, kerosene or other explosive or combustible substance or hazardous goods which may contravene any ordinance regulation by-law or Management Rules of the Building or constitute a nuisance or annoyance to the tenants or occupants of any part of the Building or injurious or detrimental to the reputation of the Building of which the said Premises form part.

Not to permit illegal or immoral use

(y)

Not to use or permit or suffer the said Premises to be used for any illegal or immoral purpose or for any purpose which is in contravention of the terms and conditions contained in the Government Lease or Conditions under which the said Premises are held from the Government and not to carry on any trade or business thereon which is now or may hereafter be declared to be an offensive trade under the Public Health & Urban Services Ordinance or any other Ordinance or Regulations and any enactment amending or substituting the same.

Not to encumber, leave rubbish or obstruct passage and common areas

(z)

Not to encumber or obstruct or permit to be encumbered or obstructed with any box, packaging or other obstruction of any kind or nature any of the entrances, passages, lifts (if any) lobbies or other parts of the Building in common use and not to leave rubbish or any other article or thing in any part of the Building not in the exclusive occupation of the Tenant.

Not to lay wiring or cables etc. in the public areas	(aa) Not to lay install affix or attach any wiring, cables or other article or thing in or upon any of the entrances, staircases, landings, passage-ways, lobbies or, public areas.
No to employ any Security Contractors except from the Landlord

(bb)

Not to employ any security contractors for the rendering of any services for or in connection with said Premises without the consent of the Landlord, but to permit the Landlord’s servants or security guards to enter the said Premises at all reasonable times for security purposes, and to connect and keep the said Premises connected to any communal alarm or security system, the fees for any connection of burglary alarm from the said Premises to the communal alarm or security system and any subsequent repair and maintenance fees thereof shall be solely borne by the Tenant.

Not to install any gate or rolling shutter without consent.

(cc)

Not to install any gate, additional lock, fixture, rolling shutter or additional door to the entrances of the said Premises without prior consent from the Landlord.  If the door lock is changed, a key should be deposited with the Landlord for custody.

Deposit a spare key of the said Premises with the Landlord in case of emergency	(dd) To deposit with the Landlord a key to the said Premises and to grant the Landlord access to the said Premises in the event of any apparent emergency by the use of the key deposited or otherwise.
No pets	(ee) Not to keep in the building or any part thereof any dog or other pet or animal.
Not to alter or install additional locks etc.

(ff)

Not without the previous written consent of the Landlord to alter the existing locks, bolts or fittings on the entrance doors to the said Premises nor to install any additional locks, bolts or fittings thereon.

Not to change the colour of doors and glasses of the said Premises or any part thereof	(gg) Not to change the colour of the doors or the wooden door(s) to the glass door(s) (if applicable) of the said Premises without prior approval from the Landlord.
No overloading of electricity	(hh) Not to use electricity in excess of the supply from the electricity meter at any one time in the said Premises and the Landlord shall not be responsible for supply of any additional electricity.
Tenant shall at its own cost to apply for transferal of the electric meter

(ii)

Upon signing of this Agreement, the Tenant shall at its own cost apply for transferal of the electric meter to its own and pay the related electric meter deposit directly to the Electric Company.  Tenant shall undertake to immediately and unconditionally transfer back the electric meter to the Landlord with settlement of the outstanding electric charges (if any) at the termination or early termination of this Agreement.  If the Tenant fails to transfer the electric meter to its own name within 7 days from the date of taking over the said Premises, the Landlord is entitled to disconnect the electric meter and shut down the air conditioners without prior notice and the Tenant shall not make any claims against the Landlord.

Not to carry out business during Rent-free Period

(jj)

Not to carry out any business or start working during the Rent-free Period for decoration in the said Premises, failing which the Landlord shall be entitled to charge the Tenant for the rental payment and other fees without prior notice. Tenant shall pay the Management Fee, Air-Conditional Charges and all outgoing payments during the Rent Free Period. The Tenant shall submit full details of decoration plan(s) to the Landlord for approval before commencement of works, failing which the whole amount of decoration deposit shall be forfeited without prior notice.

Garbage

(kk)

To be fully responsible for the disposal of any bulky refuse which is not included in the Maintenance and Management Charges.  Any bulky garbage must not be placed at the common area or any part of the Building and be removed away daily by Tenants themselves or by the nominated cleaning contractor at Tenant’s own cost.

Burglary Alarm

(ll)

To appoint the Landlord’s nominated contractor for repairing and maintenance of the Burglary Alarm installed at the main door and to pay the related fees annually in advance (if any) as shall be charged by the contractor.

Electrical installations or wiring

(mm)

Any alternation in electrical installations or wirings of the said Premises shall be done by the nominated electrical contractor of the Landlord but at the Tenant’s own expenses.  Tenant shall obtain consent from the Landlord before commencement of work and not to cause the electrical loading exceeding the loading of the existing meter.

To appoint contractors designated by the Landlord

(nn)

To appoint either registered electrical contractors under HKSAR or electrical contractor nominated by Landlord to rectify and testify the electrical installation in the said Premises and make sure that the electrical installation complies with relevant regulations and Ordinance in Hong Kong but at the Tenant’s sole expenses if it is required by the Government.

* (oo) To appoint contractor nominated by Landlord if any work of fire services and air conditioning (Air Ducts) or alteration is required.

(pp)

The Tenant shall submit details of decoration plans including room partitions, electrical installation, air conditionings or other decoration (if any) to Landlord for approval before commencing of work.  The Tenant shall not commence any work for decoration before approval to the work is obtained from the Landlord.

(qq)

Landlord shall have right to cut off or shut down the electrical supply at any part of the Building without prior notice to Tenant in the event that maintenance, repairing or emergency work is to be carried out.  Tenant shall not object the cut-off or shut-down of the electrical power supply and shall not make any claim against the Landlord for any consequences arising therefrom.

Insurance

(rr)

The Tenant shall effect an valid insurance policy covering public liability of the said Premises for the insured amount not less than HK$5 million to indemnify the Landlord by any person in respect of any loss or damage or injury caused by the overflow of water or the escape of fumes, smoke, fire or any other substance or thing from the said Premises owing to the neglect or default of the Tenant, his licensees, servants or agents during the term of the tenancy agreement including the period of decoration.

Not to assign underlet etc

(ss)

Without the prior written approval of the Landlord not to assign, underlet or otherwise part with the possession of the said Premises or any part thereof in any way whether by way of sub-letting, lending, sharing or other means whereby any person or persons not a party to this Agreement obtains the use, possession, occupation or enjoyment of the said Premises or any part thereof regardless of whether any rental or other consideration is given therefor.  The tenancy shall be personal to the Tenant named in this Agreement and without in any way limiting the generality of the foregoing, the following acts and events shall, unless previously approved in writing by the Landlord (which approval the Landlord may give or withhold at its discretion without assigning any reason therefor) be deemed to be breaches of this Clause :-

(i)

any take-over, reconstruction, amalgamation, merger, voluntary liquidation or change in the person or persons who own a majority of the Tenant's voting shares or who otherwise has or have effective control thereof.

(ii)

the giving by the Tenant of a Power of Attorney or similar authority whereby the donee of the Power obtains the right to use, possess, occupy or enjoy the said Premises or any part thereof or does in fact use, possess, occupy or enjoy the same.

(iii)

the change of the Tenant's business name without the previous written consent of the Landlord, such consent shall not be unreasonably withheld.

“Subject always to the following:

(1)

In the event that the Tenant desires to undertake any of the activities described at paragraphs (i), (ii) or (iii) directly above, it shall provide written notice to the Landlord of its desire to do so.

(2)

The Landlord shall have 10 days from the date of receipt of the Tenant’s written notice within which approve or reject the Tenant’s proposed activity.

(3)

If the Landlord does not reject the Tenant’s proposed activity by way of a written notice to the Tenant within 10 days of receipt the Tenant’s written notice, the Tenancy Agreement shall continue in force without interruption or variation for the remainder of the Term.

(4)

If the Landlord rejects the Tenant’s proposed activity, the Landlord shall provide the Tenant with written notice of the termination of the Tenant’s tenancy of the Premises under the Tenancy Agreement, such notice expiring 3 months after the date of the receipt of the Landlord’s notice rejecting the Tenant’s proposed activity”

(iv)

Notwithstanding any provisions to the contrary herein the Tenant shall be entitled to enter into consignment arrangements or such other business arrangements which the Landlord shall consider and approve in writing provided that the Tenant shall ensure that the right of such consignees and occupiers shall be that of licensees only and there shall be no tenancy or sub-tenancy created by such consignment or other arrangements and shall ensure that such consignees and occupiers shall deliver up vacant possession of such parts of the said Premises as shall be occupied by them to the Landlord at the expiration or sooner determination of this Agreement in accordance with the terms hereof.

To comply with the Deed of Mutual Covenants and all ordinances etc

(tt)

To obey and comply with and to indemnify the Landlord against the breach of the Deed of Mutual Covenants and Management Agreement (if any) of the said building and all ordinances, regulations, by-laws, rules and requirements of any Governmental or other competent authority relating to the conduct and carrying on of the Tenant's business on the said Premises or to any other act, deed, matter or thing done, permitted suffered or omitted therein or thereon by the Tenant or any employee, agent or licensee of the Tenant.

To pay cost of clearing or drains etc.

(uu)

To pay to the Landlord on demand all costs incurred by the Landlord in cleansing or clearing any of the drains pipes sanitary or plumbing apparatus choked or stopped up owing to the careless or improper use or neglect by the Tenant or any employee agent or licensee of the Tenant.

To protect interior from approaching typhoon

(vv)

To take all precautions to protect the interior of the said Premises against damage by storm or typhoon or the like and to replace all broken and damaged windows and window-frames whether the same be broken or damaged by the negligence of the Tenant or owing to circumstances (including typhoon) beyond the control of the Tenant.

To be responsible for contractors, servants, agents and licensees

(ww)

To be responsible to the Landlord for the acts, neglects and defaults of all contractors, servants, agents and licensees of the Tenant as if they were the acts, neglects and defaults of Tenant himself and for the purpose of this Agreement "licensee" shall include any person present in, using or visiting the said Premises with the consent of the Tenant express or implied.

Re-instate premises

(xx)

Unless the Landlord otherwise agrees in writing, to re-instate and restore the said Premises to their original condition and to make good all damage caused or occasioned by the erection and removal of alterations partitions or other erections.  The Tenant shall also restore to the Landlord all keys of the said Premises and toilets used by the Tenant upon yielding up of the said Premises.

To yield up to end of term

(yy)

Quietly to yield up the said Premises together with all fixtures, fittings and additions therein and thereto at the expiration or sooner determination of this tenancy in its original state and condition.

To apply for consent for the type of business

(zz)

To apply to the Government and other relevant authorities for consent and/or permission to operate and carry on the type of business intended to be carried on by the Tenant at the said Premises and to pay all fees and/or premium and to observe and perform all conditions and stipulations that may be imposed for the grant of such consent and/or permission.

Sprinkler System

(aaa)

Not to do or permit or suffer to be done any act or thing which will damage or interfere with or attest the operating of the sprinkler system or any other fire protection or fire fighting systems equipment or apparatus or any security system, equipment or apparatus or any part or parts thereof and to keep the Landlord fully indemnified against all loss, damages, claims and demands as a result of any act or thing done or permitted or suffered to be done by the Tenant aforesaid. Provided that the existing all sprinklers and fire fighting system are in align with current Fire Regulations within the premises. Should there be any alteration regarding the sprinkler systems, the tenant shall be fully responsible for all reinstatement works and subject to the Landlord’s satisfaction and be complied with regulations of Fire Services Department.

Tenant is responsible for discharging all utility charges

(bbb)

To pay and discharge all charges in respect of electricity, gas, water and telephones as may be shown by the separate meter or meters installed upon the said Premises or by accounts rendered to the Tenant.

Landlord's covenant

3.

The Landlord hereby agrees with the Tenant as follows :-

(a)

To pay the Government Rent payable in respect of the said Premises and the Property Tax and expenses of a capital nature (if any) attributable to or payable in respect of the said Premises.

Structural maintenance	(b) To keep the outside main walls of the said Premises in good and proper repair.

(c)

At the expense of the Tenant to repaint, repair and maintain the outer shop front(s) and outer door(s) of the said Premises whenever reasonably required by the Tenant so to do or whenever, in the opinion of the Landlord, such work shall be deemed by the Landlord to be necessary provided that the Tenant shall not be liable to reimburse the Landlord the cost of repairing or replacing the shop front plate glass except as provided in Clause 2(e)(v).

4. It is hereby further expressly agreed and declared as follows :-
Other provisions, Landlord's right of re-entry

(a)

If the rent and/or Management and Maintenance Charge and/or rates and/or Air-Conditioning Charges hereby agreed to be paid or any part thereof shall be unpaid for fifteen (15) days after the same shall become payable (whether legally or formally demanded or not) or if the Tenant shall fail or neglect to observe or perform any of the agreement, stipulations or conditions herein contained and on the Tenant's part to be observed and performed or if the Tenant shall become bankrupt, or being a corporation shall go into liquidation or if any petition shall be filed for the winding up of the Tenant, or if the Tenant otherwise becomes insolvent or makes any composition or arrangement with creditors or shall suffer any execution to be levied on the said Premises or otherwise on the Tenant's goods, then and in any such case it shall be lawful for the Landlord at any time thereafter to re-enter on the said Premises or any part thereof in the name of the whole whereupon this Agreement shall absolutely cease and determine but without prejudice to any right of action by the Landlord in respect of any outstanding breach or non-observance or non-performance of any of the agreements, stipulations and conditions herein contained and on the Tenant's part to be observed and performed and to the Landlord's right to deduct all loss and damage thereby incurred from the deposit paid by the Tenant in accordance with the Clause 5 hereof.

(b)

If the rent or any part thereof of shall be unpaid for ten days after the same shall become payable (whether legally or formally demanded or not) the Tenant shall further pay to the Landlord interest calculated at the rate of two percent (2%) above the Hong Kong and Shanghai Bank’s best lending rate for the time being per annum on the amount unpaid as aforesaid from the date upon which the same shall have become payable until the date of payment.

Written notice sufficient exercise of right

(c)

A written notice served by the Landlord on the Tenant in manner hereinafter mentioned to the effect that the Landlord thereby  exercises the power of re-entry herein contained shall be a full sufficient exercise of such power without actual entry on the part of the Landlord.

Acceptance of rent not waiver or breach of covenant

(d)

Acceptance of rent by the Landlord shall not be deemed to operate as a waiver by the Landlord of any right to proceed against the Tenant in respect of any breach non-observance or non-performance by the Tenant of any of the agreements, stipulations and conditions herein contained and on the Tenant's part to be observed and performed.

Landlord not liable for overflow of water Tenant to indemnify Landlord against all claims in respect of any loss or damage due to overflow of water

(e)

The Landlord shall not be under any liability to the Tenant or to any other person whomsoever in respect of any loss or damage to person or property sustained by the Tenant or any such other person caused by or through or in any way owing to the overflow of water from anywhere within the said building.  The Tenant shall fully and effectually indemnify the Landlord from and against all claims and demands made against the Landlord by any  person in respect of any loss, damage or injury caused by or through or in any way owing to the overflow of water from the said Premises or to the neglect or default of the Tenant, his servants, agents or licensees or to the defective or damaged condition of the interior of the said Premises or any fixtures or fittings for the repair of which the Tenant is responsible hereunder and against all costs and expenses incurred by the Landlord in respect of any such claim or demand.

Abatement of rent if the said Premises damaged by fire etc

(f)

If the said Premises or any part thereof shall be destroyed or so damaged (not attributable to the act or default of the Tenant) by fire, typhoon, Act of God, Force Majeure of other cause beyond the control of the Landlord as to be rendered unfit for use and occupation, the rent hereby agreed to be paid or a part thereof proportionate to the damage sustained shall cease to be payable until the said Premises shall have been restored or reinstated and the Landlord shall not be liable to pay any damage or compensation to the Tenant in these circumstances  AND Provided Always that the Landlord shall be under no obligation to repair or reinstate the said Premises if, in their opinion, it is not reasonably economical or practicable so to do And Provided Further that if the whole or substantially the whole of the said Premises shall have been destroyed or rendered unfit for use and occupation and shall not have been repaired and reinstated within three months of the occurrence of the destruction or damage either party shall be entitled at any time before the same are so repaired and reinstated to terminate this Agreement by notice in writing to the other but such determination shall not prejudice the Landlord's rights and remedies in respect of rent and outstanding breaches of covenant.

Tenant responsible for acts of servants visitors etc.

(g)

For the purposes of these presents any act, default, neglect or omission of any servant, agent or licensee (as hereinbefore defined) of the Tenant shall be deemed to be the act, default, neglect or omission of the Tenant and the Tenant shall compensate the Landlord for any damages suffered by the Landlord whether or not due to the negligence of the Tenant or all of its contractors, servants, agents, licensees and any person present in, using or visiting the said Premises with the consent of the Tenant express or implied.

For the purposes of distraint rent in arrear if not paid in advance on due date

(h)

For the purposes of Part III of the Landlord and Tenant (Consolidation) Ordinance (Chapter 7) and of these presents, the rent payable in respect of the said Premises shall be and be deemed to be in arrear if not paid in advance at the times and in manner hereinbefore provided for payment thereof. All costs and expenses for and incidental to any distraint and legal charges shall be paid by the Tenant and is covertable from him as a debt on a full indemnity basis.

Tenant waives rights to protection under Landlord and Tenant Ordinances

(i)

To the extent that the Tenant can lawfully do so, the Tenant hereby expressly agrees to deprive himself of all rights (if any) to protection against eviction or ejectment afforded by any existing or future legislation from time to time in force and applicable to the said Premises or to this tenancy and the Tenant agrees to deliver up vacant possession of the said Premises to the Landlord on the expiration or sooner determination of the tenancy hereby created.

No waiver by Landlord

(j)

No condoning, excusing or waiving by the Landlord of any default, breach or non-observance or non-performance, by the Tenant at any time or times of any of the Tenant's obligations herein contained shall operate as a waiver of the Landlord's rights hereunder in respect of any continuing or subsequent default, breach or non-observance or non-performance or so as to defeat or affect in any way the rights and remedies of the Landlord hereunder in  respect of any such continuing or subsequent default, or affect in any way the rights and remedies of the Landlord hereunder in respect of any such continuing or subsequent default or breach and no waiver by the Landlord shall be inferred from or implied by anything done or omitted by the Landlord unless expressed in writing and signed by the Landlord. Any consent given by the Landlord shall operate as a consent only for the particular matter to which it relates and in no way shall be considered as a waiver or release of any of the provisions hereof nor shall it be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord in the future, unless expressly so provided.

Landlord can exhibit letting notices during last three months of term

(k)

During the three months immediately preceding the expiration of the term hereby created, the Landlord shall be a liberty to affix and maintain without interference upon any external part of the said Premises a notice stating that the said Premises are to be let and such other information in connection therewith as the Landlord shall reasonably require.

Service of notice

(l)

Any notice required to be served hereunder shall, if to be served on the Tenant, be sufficiently served if addressed to the Tenant and sent by prepaid post to or delivered at the said Premises or the Tenant's last known place of business or residence in Hong Kong and if to be served on the Landlord, shall be sufficiently served if addressed to the Landlord and sent by prepaid post to or delivered to the Landlord's residence or registered office as shown in the Agreement.

Stamp duty and costs	(m) The stamp duty and other disbursements on this Agreement and its counterpart shall be borne by the Landlord and Tenant in equal shares.
Definitions	(n) Unless the context otherwise requires, words herein importing the masculine gender shall include the feminine and neuter and words herein in the singular shall include the plural and vice versa.
No key money etc.

(o)

No key or construction money or other premium of a similar nature have been paid or agreed to be paid by the Tenant to the Landlord and no advance payment of rent has been paid to the Landlord except in pursuance of Clause 1 hereof.

Landlord’s right to name the Building

(p)

The Landlord reserves the right to name the said Building with any such names or styles as in its sole discretion may determine and at any time and from time to time to change, alter, substitute or abandon any such names provided that the Landlord shall give the Tenant and to the Postal and other relevant Government Authorities not less than three months’ notice of its intention so to do.

Lift and Air-conditioning plant

(q)

The Landlord shall not be liable to pay compensation to the Tenant in respect of any period during which due to circumstances beyond the control of the Landlord the proper operation of the lifts and air-conditioning plant shall be interrupted as a result of mechanical failure or need for repair or overhaul nor shall the Landlord be liable thereby to grant an abatement of rent in respect of such interruption.

Full agreement

(r)

This Agreement sets out the full agreement reached between the parties and the Tenant hereby expressly declares that no other representations have been made or warranties given relating to the Landlord or the Tenant or the Building or the said Premises has been made given or implied the same is hereby waived.

Additional terms

(s)

The additional terms (if any) as set out in the Part 8 of the First Schedule hereto shall also apply but in the event that any contradiction between such additional terms and the foregoing conditions, the provisions of such additional terms shall prevail.

No warrant for user

(t)

It is hereby further agreed between the parties hereto that there is no warranty and/or representation on the part of the Landlord that the said Premises are suitable for the purposes stipulated in paragraph 2(s) hereinabove mentioned.

No warrant for air-conditioning

(u)

The Landlord shall at its own cost be responsible for the repairing and maintenance of the air-conditioners by its nominated contractors but the Tenant shall not make any claims against the Landlord in case of any damages caused by malfunction and any leaking of water from the air-conditioners.

Tenant's deposit

5.

(a)

The Tenant shall on the signing hereof deposit and maintain with the Landlord a deposit of the amount as set out in the Part 6 of the First Schedule hereto to secure the due observance and performance by the Tenant of the agreements, stipulations and conditions herein contained and on the Tenant's part to be observed and performed. The said deposit shall be retained by the Landlord throughout the said term free of any interest to the Tenant and in the event of any breach or non-observance or non-performance by the Tenant or any of the said agreements, stipulations or conditions aforesaid, the Landlord shall be entitled to terminate this Agreement and to forfeit the said deposit by way of liquidated damages.  Notwithstanding the foregoing, the Landlord may in any such event at this option elect not to terminate this Agreement and forfeit the deposit but to deduct therefrom the amount of any monetary loss incurred by the Landlord in consequence of the breach, non-observance or non-performance by the Tenant in which event the Tenant shall as a condition precedent to the continuation of the Tenancy deposit with the Landlord the amount so deducted and if the Tenant shall fail so to do, the Landlord shall forthwith be entitled to re-enter on the said Premises and to determine this Agreement and forfeit the deposit as hereinbefore provided.

Repayment of deposit

(b)

Subject as aforesaid, the said deposit shall be refunded to the Tenant by the Landlord without interest within thirty days after the expiration or sooner determination of this Agreement and the delivery of vacant possession to the Landlord within thirty days of the settlement of the last outstanding claim by the Landlord against the Tenant in respect of any unsettled reinstatement charge, any breach, non-observance or non-performance of any of the agreements, stipulations or conditions herein contained and on the part of the Tenant to be observed and performed, whichever is the later.

(c)

Unless the Landlord consents in writing, the deposit shall not be used to set off the rent and/or Management and Maintenance Charges and/or Air-Conditioning payable by the Tenant to the Landlord at any time during the Term of this Tenancy.

Assignment of ownership

(d)

If the said Premises shall be assigned by the Landlord during the said term, the Landlord shall have the right but is not obliged to transfer the said deposit or any part thereof after deduction (if any) to the assignee by giving notice in writing to the Tenant notifying the Tenant of such transfer.  Upon completion of such transfer and subject to (i) the Landlord having informed the Tenant in writing of any deduction which the Landlord has made from the said deposit and (ii) the assignee having given a written undertaking to the Tenant undertaking to hold the said deposit or such part hereof transferred to the assignee and to refund the same to the Tenant in accordance with the terms and conditions hereof, the Landlord shall notwithstanding anything contained herein to the contrary be released from any further liability and all obligations to return the said deposit or any part thereof to the Tenant.  In addition and without prejudice to the generality of the foregoing, the Landlord may but is not obliged to request the Tenant and Tenant shall upon request by the Landlord at the Tenant’s costs and expenses sign and execute such document as may be reasonably required by the Landlord to release the Landlord from all claims liabilities demands and proceedings in respect of the refund of the said deposit or any part thereof.

Re-development

(e)

The Landlord shall enter into a contract for the sale of the said building or any part thereof or the said Premises or any part thereof or shall resolve to redevelop the said building or any part thereof whether wholly by demolition and rebuilding or otherwise or partially by renovation, refurbishment or otherwise which shall include or affect the said Premises or any part thereof (a copy of a Resolution of the Landlord’s Board of Directors certified true and correct by the Landlord’s Secretary) shall be conclusive evidence of the aforesaid contract or resolution, as the case may be and be binding on the Tenant, then in any of such events the Landlord shall be entitled to terminate this Agreement by giving six calendar months’ notice in writing to the Tenant and immediately upon the expiration of such notice this Agreement shall cease and determine but without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of any of the agreements stipulations terms and conditions herein set out.  Save as hereinbefore expressly provided the Tenant shall have no claim against the Landlord or any other party(ies) for any loss, compensation, damages, costs or expenses arising out of or in connection with the aforesaid or the Landlord’s exercising its rights under this clauses.

Claim for all expenses and legal charges in regard to any payment in arrears

(f)

The Tenant shall reimburse or pay to the Landlord all expenses and charges (including legal costs on a solicitor and client basis) incurred by the Landlord in connection with the demand of payment of the arrears of the said rent, the maintenance and management fees, the rates, air-conditioning charges and all other outgoings payable by the Tenant hereunder and enforcement of any other provisions and terms herein in Court of otherwise.

Condition and state of the said Premises

(g)

The said Premises shall be handed over to the Tenant with the standard fitting-out supplied by the Landlord.  No warranty whatsoever is given by the Landlord on the physical state and condition of the said Premises or any part thereof or the installation, additions, alterations, fittings and fixtures therein.  The Tenant expressly acknowledges and confirms that he has inspected the said Premises and the installation, additions, alterations, fittings and fixtures therein prior to entering into this Agreement and had satisfied himself in all respects as to the area size suitability and condition in relation to the aforementioned or any other matter pertaining to the tenancy or relating to the installation, additions, alterations, fittings and fixtures in the said Premises.  The Tenant shall take up the said Premises on an “as is” basis including all fixtures, fittings, additions, erections and alteration made or installed upon or in the said Premises prior to the commencement of the said term.

House Rules and Regulations

(j)

Such Rules and Regulations shall be in addition to and not in substitution of the terms and conditions in this Agreement.  In the event of conflict between the terms and conditions set out in such Rules and Regulations and the terms and conditions of this Agreement, the Landlord or the Manager of the Building shall have the absolute discretion to elect as to which set of terms and conditions are applicable.

Takeover of Fixtures and Fittings

6.

The Tenant agrees to (if applicable) takeover the fixtures and fittings including the glass or wooden door(s) left by the previous tenant and shall at its own cost be solely responsible for their repairing and maintenance and to comply with the regulations and ordinance of the concerned government authority including replacement of the existing glass door to a wooden door.  The Tenant shall be fully responsible for reinstating the said Premises to its original states and making good any damages to the satisfaction of the Landlord (if required by the Landlord) upon the expiration or sooner determination of this Tenancy Agreement.

Applicable Law	7. This Agreement shall be construed and take effect in accordance with the Laws of The Hong Kong Special Administrative Region.

Marginal Notes

9.

The marginal notes are intended for guidance only and do not form part of this Agreement nor shall any of the provisions in this   Agreement be construed or interpreted by reference thereto or in   any way affected or limited thereby.

THE FIRST SCHEDULE ABOVE REFERRED TO

Part 1- The Landlord

LANDLORD

:

THE CHUNG SHUN LAND INVESTMENT COMPANY LIMITED whose registered office is situate at Unit 2203, 22nd Floor, 88 Hing Fat Street, Causeway Bay, Hong Kong acting by their agent MUTUAL PROPERTY MANAGEMENT COMPANY LIMITED whose registered office is situate at Unit 2103, 21st Floor, 88 Hing Fat Street, Causeway Bay, Hong Kong

Part 2 – The Tenant

TENANT

:

Artifical Life Asia Limited whose registered address is situate at 26th Floor, 88 Hing Fat Street, Causeway Bay, Hong Kong

(Business Registration Certificate No. 31171834-000-07-09-9)

Part 3 – The said Premises

PREMISES

:

ALL THAT the of 27th FLOOR of No. 88 HING FAT STREET, HONG KONG (“the Building”) erected on ALL THAT piece of parcel of ground registered in the Land Registry as THE REMAINING PORTION OF INLAND LOT NO.2234

Part 4 – The said Term

TERM

:

Two-Year Fixed Term commencing on 1st January 2010

Part 5 – The said Rent

RENT

:

HONG KONG DOLLARS ONLY (HK$69,300.00) per month (exclusive of government rates, management fee, and air-conditioner fee) payable in advance on the 1st day of each successive calendar month.

MANAGEMENT

:

HONG KONG DOLLARS ONLY   (HK$9,660.00) per month

FEE

AIR-CONDITIONING:

HONG KONG DOLLARS ONLY (HK$12,180.00) per month

CHARGES

Part 6 – The said Deposit

RENTAL DEPOSIT:

HONG KONG DOLLARS TWO HUNDRED SEVENTY THREE THOUSAND  AND  FORTY TWO HUNDRED ONLY  (HK$273,420.00)

Part 7 – The said User

USER

:

For commercial use only

Part 8 – The Special Conditions

1

Subject to the provisions of Clause 2ss herein, the Tenant shall only trade his business at the said Premises in which he is sole proprietor or major partner and he shall notify the Landlord in writing the said business name within one month from the date hereof.

2

Should the tenant be found repeated breach of the material terms and conditions as stipulated in this tenancy agreement, the Landlord is entitled to terminate this agreement at any time without any compensation to the tenant during the tenancy

3

The said Premises is let on an “as is” condition together with the Landlord’s fixtures. No additional work shall be provided by the Landlord.

4

The Landlord shall have no objection to any lawful business purpose for which the said Premises shall be used by the Tenant but the Landlord does not warrant that the said Premises are fit for any particular purpose.  The Tenant shall be responsible for obtaining all necessary permits or licences from the appropriate Government authorities for the user of the said Premises and shall at all times comply with all rules and regulations laid down by such authorities for giving such permits and the Tenant shall indemnify the Landlord from and against all proceedings action fines damages claims and demands whatsoever which may arise as a result of the non-compliance by the Tenant of such rules and regulations or any of them.

5

At the expiration or sooner determination of the tenancy at the Tenant’s own cost reinstate and restore the same to the plan and design as if such addition or alteration (or such of them as may be specified by the Landlord) has not been made and make good all damages thereto to the satisfaction of the Landlord.

6

In the event of the said Premises hereby resumed by the Government or if the said Premises shall be required by the Government for any other purpose whatsoever, then upon the issue of any notice of resumption by the Government or upon any notice being published in the Government Gazette that (1) the said Premises shall be resumed or (2) that the said Premises shall be so required by the Government, then this Agreement shall forthwith be terminated and the Tenant shall vacate the said Premises forthwith whereupon the deposit payable hereunto shall be returned to the Tenant but without compensation interest or costs and the Tenant shall not have any claim against the Landlord for such early determination of this Agreement  BUT  without prejudice to the right of action of the Landlord in respect of any breach of the Tenant's terms and conditions herein contained and on the Tenant's part to be observed and performed.

7

Should the said Premises be declared or condemned dangerous by the Building Authority or any other competent Government Authority during the continuance of the term hereby created, the Tenant shall forthwith vacate the said Premises and waive all his rights and privilege to any claim or demand for damages or compensation which may be afforded to the Tenant by any Ordinance in force and in particular the Demolished Building (Re-development of Sites) Ordinance Cap.337.

8

Tenant shall comply with the Fitting Out and House Rules of the Building.

9

So far as permitted by law, the Landlord and its servants, agents, visitors, invitees and/or licensees shall not in any circumstances be liable or responsible to the Tenant, its servants, agents, visitors, invitees and or licensees or any of them and/or any other person whomsoever for any loss, injury, damage, nuisance, annoyance and/or inconvenience which may be sustained by the Tenant, its servants, agents, visitors, invitees and licensees or any of them and/or any other person whomsoever (whether personally or to their respective properties) notwithstanding any provision to the contrary.

10

The Tenant acknowledge that Mutual Property Management Co. Ltd. (“Mutual”) is the Landllord’s agent in respect of this tenancy and the Tenant agrees and for the avoidance of doubt, hereby confirms that Mutual shall be entitled to the benefit of all provisions for the benefit of the Landlord and Mutual shall be entitled to enforce all provisions enforceable by the Landlord under this Tenancy Agreement.

11

For any decoration regarding the captioned premises, Tenant is required to submit the Application Form for decoration to the Building Manger for Landlord’s approval before any commencement of works, such approval not to be unreasonably withheld.

12

The Tenant shall be entitled to put up a signboard at its own cost bearing the name(s) “Artificial Life Asia Limited” which name(s) shall also be displayed at the directory board(s) on the main lobby and the 27th Floor of the Building.  Provided that the Tenant shall procure the company namely “Artificial Life Asia Limited” to observe and comply with the terms of this Agreement.  The Tenant shall indemnify the Landlord for any costs expenses or damages which maybe incurred or suffered by the Landlord in the event that the said company contravenes any provision of this Agreement.

AS WITNESS  the hands of the parties hereto the day and year first above written.

SIGNED  by  /s/ Timothy Lam Jr.

for and on behalf of the Landload

Mutual Property Management Co., Ltd.

SIGNED  by  /s/ Eberhard Schoneburg

for and on behalf of the Tenant

Artificial Life Asia Ltd.